                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               Current Report

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  November 18, 1997

                            BRE PROPERTIES, INC.
  ________________________________________________________________________
           (Exact name of registrant as specified in its charter)


        Maryland                          0-5305                94-1722214
________________________________   ______________________  ___________________
   (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                         Identification Number)

         One Montgomery Street
       Telesis Tower, Suite 2500
        San Francisco, California                       94104-5525
 ______________________________________                 _________
(Address of principal executive offices)                (Zip Code)

                               (415) 445-6530
  ________________________________________________________________________
            (Registrant's telephone number, including area code)

Item 2. Acquisition and Disposition of Assets

On September 29, 1997, BRE Properties, Inc. ("BRE") signed a definitive agreement in which BRE would acquire certain assets and operations of Trammell Crow Residential located in the Western U.S. ("TCRW") (the "Transaction"). The Transaction was completed November 18, 1997. The Transaction combines 7,231 of TCRW's apartment units (including approximately 2,445 units under development and construction) with BRE's 13,543 units. The acquisition was structured using two newly organized operating companies, BRE Property Investors LLC and Blue Ravine Investors LLC, (collectively referred to as the "Operating Company"), of which BRE is the sole managing member in each. In addition to purchasing existing properties and development projects, BRE also acquired TCRW's development, construction and third-party property management operations.

The acquisition consideration payable at the close of the Transaction was approximately $462 million (including closing costs), consisting of 3,713,331 shares of BRE common stock valued at $100 million, 2,672,087 units and 152,500 performance units of the Operating Company (the "OC Units") valued at $76 million, assumed debt of $126 million and cash of $160 million. Under the terms of the Transaction, additional OC Units up to a maximum of 627,594 OC Units valued at approximately $17 million, subject to possible adjustment, may be issued in the future upon achievement of certain specified conditions to issuance. The OC Units are convertible into shares of BRE common stock on a 1:1 basis, or into an equivalent amount of cash at BRE's election, beginning one year after the closing. Pursuant to the Transaction, all shares and OC Units have been valued at $26.93 per share.

The acquisition consideration was determined pursuant to arm's length negotiations with TCRW; TCRW is not affiliated with BRE. The cash portion of the acquisition consideration was financed with proceeds from BRE's unsecured $265 million line of credit with Bank of America National Trust and Savings Association. Over the next two years, BRE expects to incur an estimated $113 million to complete development and construction of the eight apartment properties acquired in the Transaction.

Item 7.  Financial Statements, Pro Forma Information and Exhibits
(a)      Financial statements
         Financial statements under Rule 3-14 of Regulation S-X for TCRW with Report of Independent Auditors are attached hereto on pages 17 to 22
(b)      Pro forma financial information is attached hereto on pages 5 to 16
(c)      Exhibits:
         2.1 Contribution Agreement dated as of September 29, 1997 between BRE Properties, Inc., BRE Property Investors LLC and the TCR Signatories*
         2.2  Amendment No. 1 to Contribution Agreement dated
              November 18, 1997.
         23.1 Consent of Ernst and Young, LLP
         99.1 Press Release dated November 18, 1997

-------------------
     *Incorporated by reference to Exhibit 10.45 to Form 10-Q, filed with the Securities and Exchange Commission on November 14, 1997.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    BRE Properties, Inc.


Date:  November 21, 1997            By:   /s/ LeRoy E. Carlson
                                       ______________________________________
                                       LeRoy E. Carlson
                                       Executive Vice President and
                                       Chief Financial and Accounting Officer

                            BRE Properties, Inc.

                Introduction to Unaudited Pro Forma Financial
                                 Statements


On September 29, 1997, BRE Properties, Inc., a Maryland corporation ("BRE"), entered into a definitive agreement (the "Contribution Agreement") to acquire certain real estate assets and operations of certain entities (described below) of Trammell Crow Residential - Western Region ("TCRW") (the "Transaction"). On November 18, 1997, the Transaction was completed and BRE paid to certain entities in TCRW a total of approximately $159 million in cash and $100 million in stock based on a stock price of $26.93 per share as provided for in the Contribution Agreement. Further, certain entities in TCRW received Operating Company Units ("OC Units") in BRE Property Investors LLC and Blue Ravine Investors LLC (collectively, the "Operating Company"), limited liability companies and subsidiaries of BRE, convertible into approximately $76 million (also based on a stock price of $26.93 per share) worth of BRE common stock on a 1:1 basis. The Operating Company will assume approximately $126 million in debt. The Operating Company is a newly formed subsidiary of BRE and BRE is the sole managing member.

The Contribution Agreement also provides for an additional issuance of between $6 and $17 million in OC Units; the actual amount of units to be issued is dependent upon the extent to which the development properties included in the Transaction attain certain future performance levels.

TCRW contributed real estate assets consisting of seventeen completed properties and eight properties in varying stages of development and construction. BRE anticipates incurring approximately $113 million to complete these properties during the two years subsequent to the close of the Transaction. In addition, BRE acquired TCRW's development, construction and third party management operations by the assignment of third party contracts and by BRE hiring certain key employees.

The seventeen operating properties are subject to the Contribution Agreement, are commonly referred to as follows:

        Deer Valley, The Highlands, Somerset Park, Overlook at Blue Ravine, Parkside Village, Riverview, Pinnacle at South Mountain I, Pinnacle at South Mountain II, Pinnacle at Union Hills, Pinnacle Heights, Pinnacle Canyon, Pinnacle at Fort Union, Pinnacle Reserve, Pinnacle Lakeside, Pinnacle at High Desert, Cimarron Village and Villa Verde.

The eight development properties subject to the Contribution Agreement are commonly referred to as follows:

        Pinnacle at Sand Hill, Pinnacle at Towne Center, Pinnacle Terrace, Pinnacle at West Flamingo, Pinnacle at Hunters Glen, Pinnacle Estates, Pinnacle at High Resort and Pinnacle at Clearfield.

TCRW entities participating in the Transaction are as follows:

        TCR South Mountain Limited Partnership, TCR Squaw Peak Limited Partnership, TCR Union Hills Limited Partnership, TCR Kolb Limited Partnership, TCR Snyder Limited Partnership, Pinnacle Terrace Apartments, L.P., TCR #812 Deer Valley Limited Partnership, Vallejo Highlands Associates Limited Partnership, Blue Ravine Realty Partners, TCR Riverside I, Ltd., TCR Riverview Limited Partnership, Vallejo Somerset Limited Partnership, ITCR Thornton Limited Partnership, ITCR Flamingo Limited Partnership, TCR Cimarron Limited Partnership, TCR High Desert Limited Partnership, TC Residential Phoenix II, Inc., ITCR Estates Limited Partnership, ITCR Clearfield Limited Partnership, TCR Fort Union Limited Partnership, MSK TCR Orem Partners, Woodlake Holdings L.L.C., TCR Draper Limited Partnership, ITCR Villa Verde Limited Partnership, Southwest RS, Inc., TCR Builders, Inc., West RS, Inc., TC Residential Phoenix, Inc., TC Residential Phoenix II, Inc., and TC Residential Phoenix III, Inc.

                            BRE Properties, Inc.

      Preface to Unaudited Pro Forma Condensed Statements of Operations
                For the Nine months ended September 30, 1997
                    and the Year ended December 31, 1996


The following unaudited pro forma statements of operations for BRE are presented as if the Transaction had been consummated on January 1, 1996 and include the historical operating results of the seventeen operating properties acquired in the Transaction. The purchase price for the portfolio was allocated between development and operating properties based on their estimated relative fair market values. Each asset acquired by TCRW during the periods covered by these unaudited pro forma statements of operations was assumed to have been acquired by BRE at the same time as TCRW acquired the asset. It is assumed that the consideration for the purchase price of each asset was comprised of cash, stock and OC Units in the same relative composition as that in the final acquisition price for all seventeen properties.

This data further assumes that BRE distributed at least 95% of its taxable income and met all other requirements to qualify as a REIT and, therefore, incurred no federal or state income tax expense during the period from January 1, 1996 - September 30, 1997. The Transaction will be accounted for as an acquisition by BRE under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of BRE's management, all material adjustments necessary to reflect the effects of the Transaction have been made.

The unaudited pro forma statements of operations are presented for information purposes only and are not necessarily indicative of what the actual results of operations of BRE would have been for the periods presented had the Transaction occurred on January 1, 1996, nor do they purport to represent the results for future periods. The unaudited pro forma condensed statements of operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of BRE. Except for the historical information contained herein, these unaudited pro forma statements of operations contain forward-looking statements regarding BRE and property performance, and are based on BRE's current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. BRE assumes no liability to update this information. For more details, please refer to BRE's SEC filings, including its most recent Annual Report on Form 10-K, as amended, and quarterly reports on Form 10-Q.

                            BRE Properties, Inc.

            Unaudited Pro Forma Condensed Statement of Operations
                For the nine months ended September 30, 1997



                                                     BRE              TCRW             Pro Forma
                                                 Historical        Historical          Transaction           BRE as
                                                     (A)               (B)            Adjustments          Adjusted
                                                ----------        -----------        ------------        -----------
(Amounts in thousands, except per share data)

Revenues:
  Rental                                        $   91,544        $   23,313                             $  114,857
  Other                                              6,267             1,599               1,237 (D)          9,103
                                                ----------        ----------         -----------        -----------
Total Revenues                                      97,811            24,912               1,237            123,960
                                                ----------        ----------         -----------        -----------
Expenses:
  Real estate expenses                              31,115             9,709                (511)(E)         40,313
  Depreciation and amortization                     12,635                                 5,518 (F)         18,153
  Interest                                          15,344                                 7,849 (G)         23,193
  General and administrative                         3,114                                   702 (H)          3,816
                                                ----------        ----------         -----------         ----------
Total expenses                                      62,208             9,709              13,558             85,475
                                                ----------       -----------         -----------         ----------
Income before gains on sales of
  investments in rental properties
  and minority interest in
  consolidated subsidiary                           35,603            15,203             (12,321)            38,485
Net gain on sales of investments in
  rental properties                                 28,160                --                  --             28,160
                                                ----------        ----------         -----------         ----------
Income before minority interest
  in consolidated subsidiary                        63,763            15,203             (12,321)            66,645
Minority interest in consolidated
  subsidiary                                            --                --                 700 (I)            700
                                                ----------        ----------         -----------         ----------
Net income                                      $   63,763        $   15,203             (13,021)            65,945
                                                ==========        ==========         ===========         ==========

Earnings per share and share equivalent:
Income before gains on sales of
  investments in rental properties
  and minority interest in
  consolidated subsidiary                       $     1.02                                               $     0.96
Net gain on sales of investments
  in rental properties                          $     0.81                                               $     0.70
                                                ----------                                               ----------
Earnings per share and share
  equivalent                                    $     1.83                                               $     1.66
                                                ==========                                               ==========
Weighted average shares and share
  equivalents outstanding (J)                       34,790                                 5,198             39,988
                                                ==========                           ===========         ==========

FUNDS FROM OPERATIONS:
Net income                                          63,763            15,203             (13,021)            65,945
Less: net gain on sale of investments              (28,160)               --                  --            (28,160)
Plus: depreciation and amortization                 12,635                --               5,518             18,153
Plus: minority interest                                 --                --                 700                700
                                                ----------        ----------         -----------         ----------
Funds from operations (K)                       $   48,238        $   15,203         $    (6,803)        $   56,638
                                                ==========        ==========         ===========         ==========

[Footnotes appear on following pages]

                            BRE Properties, Inc.

            Unaudited Pro Forma Condensed Statement of Operations

                    For the year ended December 31, 1996

                                                       BRE          TCRW           Pro Forma
                                                    Historical    Historical      Transaction         BRE as
(Amounts in thousands, except per share data)          (A)           (C)          Adjustments        Adjusted
                                                    ----------    ----------      -----------        ----------

Revenues:
  Rental                                            $  93,135     $  18,420                          $ 111,555
  Other                                                 8,516         1,223       $    1,649    (D)     11,388
                                                    ---------     ---------       ----------         ---------
Total Revenues                                        101,651        19,643            1,649           122,943
                                                    ---------     ---------       ----------         ---------

Expenses:
  Real estate expenses                                 31,030         8,179             (472)   (E)     38,737
  Depreciation and amortization                        13,283                          4,368    (F)     17,651
  Interest                                             16,325                          6,334    (G)     22,659
  General and administrative                            3,999                            885    (H)      4,884
                                                    ---------     ---------       ----------         ---------
Total Expenses                                         64,637         8,179           11,115            83,931
                                                    ---------     ---------       ----------         ---------

Income before gains on sales of investments
  in rental property and minority interest in
  consolidated subsidiary                              37,014        11,464           (9,466)           39,012
Net gain on sales of investments in rental
  property                                             52,825            --               --            52,825
                                                    ---------     ---------       ----------         ---------
Income before minority interest in
  consolidated subsidiary                              89,839        11,464           (9,466)           91,837
Minority interest in consolidated subsidiary               --            --              447               447
                                                    ---------     ---------       ----------         ---------
Net Income                                          $  89,839     $  11,464       $  ($9,913)        $  91,390
                                                    =========     =========       ==========         =========

Earnings per share and share equivalents:
Income before gains on sales of investments
  in rental properties and minority interest
  in consolidated subsidiary                            $1.21                                            $1.16

Net gain on sales of investments in rental
  properties                                            $1.73                                            $1.57
                                                    ---------     ---------       ----------         ---------
Earnings per share and share equivalents                $2.94                                            $2.73
                                                    =========     =========       ==========         =========

Weighted average shares and share equivalents
  outstanding (J)                                      30,520                          3,078            33,598
                                                    =========     =========       ==========         =========

FUNDS FROM OPERATIONS:
Net income                                          $  89,839     $  11,464        ($  9,913)        $  91,390
Less: net gain on sales of investments                (52,825)           --               --           (52,825)
Plus: depreciation and amortization                    13,283            --            4,368            17,651
Plus: minority interest                                    --            --              447               447
                                                    ---------     ---------        ---------         ---------
Funds from operations (K)                           $  50,297     $  11,464        ($  5,098)        $  56,663
                                                    =========     =========        =========         =========

[Footnotes appear on following pages]

                            BRE Properties, Inc.

            Unaudited Pro Forma Condensed Statement of Operations
                      Pro Forma Transaction Adjustments


(A)  Historical operating results of BRE for the periods indicated.

(B) Historical operating results of TCRW for the nine months ended September 30, 1997.

(C)  Historical operating results of TCRW for the year ended December 31, 1996.

(D) Represents management fees, net of expense, for third party property management activities, assuming all clients consented to continue the contracts under BRE.

(E) Net decrease in real estate expenses as a result of the Transaction are assumed as follows:

                                              Nine months
                                                 Ended         Year Ended
                                             September 30,     December 31,
                                                 1997             1996
                                             --------------   -------------
Operating cost decrease due to
  internalization of TCRW property
  management                                    ($309)          ($296)
Net additional cost of insurance for TCRW
  properties, including earthquake risk            74              72
Construction related expenditures expensed
  by TCRW which would have been capitalized
  under BRE's accounting policy                  (458)           (471)
Property Tax increase due to California
  Proposition 13 reassessments of TCRW
  properties acquired by BRE                      182             223
                                                -----           -----
Pro forma adjustment                            ($511)          ($472)
                                                =====           =====

The foregoing data constitutes forward-looking information as to the cost and availability of earthquake and other insurance, the increases in property taxes and the decreases in property management charges. Actual results could vary materially depending on market and regulatory conditions.

                            BRE Properties, Inc.

            Unaudited Pro Forma Condensed Statement of Operations
                Pro Forma Transaction Adjustments (continued)


(F) Increase in depreciation expense provided on the cost basis of the properties acquired from TCRW at BRE's purchase price. Expense is provided for the actual period during which TCRW owned the asset and the asset was in operation. The related depreciation was calculated utilizing an estimated useful life of 40 years and a cost basis of approximately $460 million (allocated 80% to buildings and improvements in accordance with BRE's accounting policies) as follows:


                                              Nine months
                                                 Ended         Year Ended
                                             September 30,     December 31,
                                                 1997             1996
                                             --------------   -------------
Pro forma depreciation expense on cost of
  depreciable assets acquired                 $5,518           $4,368
                                              ------           ------
Pro forma adjustment                          $5,518           $4,368
                                              ======           ======

(G)  Increase in interest expense as follows:

                                              Nine months
                                                 Ended         Year Ended
                                             September 30,     December 31,
                                                 1997             1996
                                             --------------   -------------
Interest expense on TCRW loans assumed         $  4,912        $  4,126
Capitalized interest on qualified
  construction expenditures for the period
  during which properties were
  under development                              (3,754)         (2,537)
Additional interest on borrowings on lines
  of credit at 6.60%                              6,691           4,745
                                                -------         -------
Pro forma adjustment                            $ 7,849         $ 6,334
                                                =======         =======


                            BRE Properties, Inc.

            Unaudited Pro Forma Condensed Statement of Operations
                Pro Forma Transaction Adjustments (continued)

(H)  Increases in general and administrative costs are assumed as follows:

                                          Nine months
                                            Ended            Year Ended
                                         September 30,      December 31,
                                             1997              1996
                                         -------------     -------------
Additional costs to manage larger
  portfolio and administrate the
  Operating Company                            $702             $885
                                               ----             ----
Pro forma adjustment                           $702             $885
                                               ====             ====

The foregoing data constitutes forward looking information as to the costs associated with administrating a larger portfolio and the Operating Company itself. Actual results could vary materially depending on market and regulatory conditions.

(I) Represents the allocable earnings on OC Units and Performance OC Units (described below) held by the minority members. For properties assumed to be acquired during the period covered in these unaudited pro forma statements of operations, the funding of the acquisition costs (including cash, debt, BRE Common Stock, OC Units and Performance OC Units) is assumed to be in the same relative composition as that expected in the final actual purchase price for the seventeen properties. Includes earnings associated with Performance OC Units because cash distributions will be paid on such units as if they were issued and because the performance criteria for their issuance will, in the opinion of management, likely be met. Such performance units are assumed issued by BRE at January 1, 1996.

(J) Net income per share is based upon the average weighted number of shares and share equivalents associated with property operations assumed outstanding during the period. OC Units and Performance OC Units are assumed to be common stock equivalents.

(K) BRE considers funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT because it is predicated on cash flow analyses which facilitate an understanding of the operating performances of BRE's properties without giving effect to non-cash items such as depreciation. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and therefore should not be considered as a substitute for net income as a measure of results of operations or for cash flow from operations as a measure of liquidity. Additionally, the application and calculation of FFO by other REITs may vary materially from that of the BRE, and therefore BRE's FFO and the FFO of other REITs may not be directly comparable.

                            BRE Properties, Inc.

           Preface to Unaudited Pro Forma Condensed Balance Sheet

                             September 30, 1997

The following unaudited pro forma condensed balance sheet is presented as if the Transaction had been consummated on September 30, 1997. The pro forma balance sheet assumes that in consideration for the seventeen operating properties and eight properties under construction and development, $100 million of stock was issued, $160 million of cash was paid, $126 million in debt was assumed and OC Units of $76 million were issued to the non-BRE OC Unit holders presented herein as minority interests.

The consideration does not include OC Units up to a maximum of 627,594 OC Units representing approximately $17 million of current value (at $26.93 per unit) which units are issuable only if certain performance criteria related to the development properties are met in the future. Such consideration will be recorded when, and if, it becomes probable that the performance criteria will be met using the share price into which the units are convertible at the time such units become issuable.

The Transaction will be accounted for as an acquisition by BRE under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of BRE's management, all material adjustments necessary to reflect the effects of this transaction have been made as explained in the notes to the unaudited pro forma condensed balance sheet.

The unaudited pro forma condensed balance sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of BRE would have been at September 30, 1997, nor does it purport to represent the future financial position of BRE. The unaudited pro forma condensed balance sheet should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of BRE.

                            BRE Properties, Inc.

                 Unaudited Pro Forma Condensed Balance Sheet

                             September 30, 1997

                                                                    Pro Forma
                                                  BRE               Transaction
                                               Historical           Adjustments             BRE as
                                                  (A)                   (B)                Adjusted
                                              ------------          ------------          -----------
(Dollars amounts in thousands)

Assets
Equity investments in real estate, net          $823,991               $384,607   (C)       $1,208,598
Construction in Progress                              --                 74,389   (C)           74,389
Cash                                                 875                   (875)  (B)               --
Other assets                                      41,217                  7,187   (C)           48,404
                                                --------               --------             ----------
Total assets                                     866,083                465,308              1,331,391
                                                ========               ========             ==========

Liabilities
Accounts payable and other liabilities            10,671                  4,071   (C)           14,742
Mortgages                                        112,710                125,819   (B)          238,529
Unsecured notes payable                          157,000                159,352   (B)          316,352
                                                --------               --------             ----------
Total liabilities                                280,381                289,242                569,623
                                                ========               ========             ==========

Minority interest                                     --                 76,066   (B)           76,066

Shareholder's equity
Common shares                                        370                     37   (B)              407
Additional paid-in capital                       585,332                 99,963   (B)          685,295
                                                --------               --------             ----------
Total shareholder's equity                       585,702                100,000                685,702
                                                --------               --------             ----------
Total liabilities and shareholders' equity      $866,083               $465,308             $1,331,391
                                                ========               ========             ==========

[Footnotes appear on following pages]

                            BRE Properties, Inc.

                 Unaudited Pro Forma Condensed Balance Sheet
                      Pro Forma Transaction Adjustments


(A)  Historical Balance Sheet of BRE as of September 30, 1997

(B) Adjustments to record the consideration in the Transaction in accordance with the purchase method of accounting, based upon a purchase price of approximately $462 million, which uses a value of $26.93 per share of BRE common stock, among other consideration, as follows (in thousands):



     Issuance of shares of BRE Common Stock..................   $100,000
     Assumption of mortgage and other notes payable..........    125,819
     Cash paid to fund purchase from draws on unsecured
       BRE lines of credit...................................    156,640
     Cash paid to fund purchase..............................        875
     Cash paid to fund direct property acquisition costs,
       including title, legal and environmental due
       diligence from draws on unsecured BRE lines of
       credit................................................      2,712
     Minority interest representing the contribution of
       minority members in the Operating Company.............     76,066
                                                                --------
     Basis in acquired assets................................   $462,112
                                                                ========


     The above excludes up to a maximum of $17 million of Development OC Units (assuming a share price of $26.93 per unit) issuable to TCRW upon achieving certain asset performance goals which are not measurable at this time. Included in the minority interest component above, using a share price of $26.93 per unit, is $72 million in issued OC Units and $4 million in Performance OC Units which performance units are issuable to TCRW upon development properties achieving certain performance criteria. In the opinion of management, the performance criteria will likely be attained and therefore the related Performance OC Units are accounted for as if issued. (Distributions are payable currently on the Performance OC Units as if such units were outstanding.)

     BRE expects to incur an additional $113 million in the two years subsequent to the close of the Transaction to complete the construction in progress on eight properties.

(C)  The  purchase price is allocated as follows (in thousands):



     Equity investments in real estate, net ................   $384,607
     Construction in progress ..............................     74,389
     Other assets ..........................................      7,187
     Accounts payable and other liabilities ................     (4,071)
                                                               --------
     Total purchase price allocation .......................   $462,112
                                                               ========

                       Report of Independent Auditors


Board of Directors
BRE Properties, Inc.

We have audited the accompanying combined statement of gross income and direct operating expenses of certain Trammell Crow Residential multifamily properties (the "Multifamily Portfolio") described in Note 3 for the year ended December 31, 1996. The combined statement of gross income and direct operating expenses is the responsibility of the management of the Multifamily Portfolio. Our responsibility is to express an opinion on the combined statement of gross income and direct operating expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of gross income and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of gross income and direct operating expenses. An audit also includes assessing the basis of accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined statement of gross income and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of gross income and direct operating expenses, described in Note 2, was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K filed by BRE Properties, Inc. and is not intended to be a complete presentation of the Multifamily Portfolio's revenues and expenses.

In our opinion, the combined statement of gross income and direct operating expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses of the Multifamily Portfolio, as described in Note 2, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP

September 11, 1997

                            Multifamily Portfolio

                     Combined Statements of Gross Income
                        and Direct Operating Expenses
                           (Amounts in Thousands)

                                                                  For the nine months
                                           For the year ended     ended September 30,
                                            December 31, 1996       1997 (Unaudited)
                                           ------------------    ---------------------
Gross Income
  Rental income                                 $ 18,420               $ 23,313
  Other income                                     1,223                  1,599
                                                --------               --------
                                                  19,643                 24,912

Direct operating expenses
  Property taxes                                   1,523                  1,772
  Salaries and wages                               1,884                  2,688
  Utilities                                        1,201                  1,314
  Management fees to related party                   882                  1,056
  Insurance                                          306                    232
  Repairs and maintenance                          1,414                  1,326
  General and administrative                         969                  1,321
                                                --------               --------
                                                   8,179                  9,709
                                                --------               --------
Excess of gross income over direct
 operating expenses                             $ 11,464               $ 15,203
                                                ========               ========


See report of independent auditors and accompanying notes to the combined statements of gross income and direct operating expenses.

                            Multifamily Portfolio

                Notes to Combined Statements of Gross Income
                        and Direct Operating Expenses

                  For the year ended December 31, 1996, and for the nine months ended September 30, 1997 (Unaudited)


1. Organization and Contribution Agreement

BRE Properties, Inc. (the "Company") is a self-administered real estate investment trust which owns and operates multifamily communities and other income-producing properties in the Western United States.

In September, 1997, the Company entered into a Contribution Agreement with the owners of certain Trammell Crow Residential multifamily partnerships and limited liability companies (the "Contributors") to acquire their interests in seventeen completed and operating multifamily properties (the "Multifamily Portfolio"). Each property is owned by a separate partnership or limited liability company. The Company will acquire ownership through either acquisition of the assets or the acquisition of partnership or member interests in assets. The Company has combined certain financial information of all seventeen properties because of the common control and ownership represented by Trammell Crow Residential or one of its partners or controlled affiliates.

2. Basis of Presentation and Significant Accounting Policies

The accompanying combined statements of gross income and direct operating expenses for the year ended December 31, 1996, and for the nine months ended September 30, 1997 (unaudited), were prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying combined financial statements are not representative of the actual future operations of the Multifamily Portfolio for the periods presented as certain of the communities are in lease-up, under rehabilitation, or were in operation for less than twelve months. In addition, certain non-operating expenses, which may not be comparable to the expenses to be incurred by the Company in the proposed future operations of the properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees and other costs not directly related to the future operations of the Multifamily Portfolio.

In preparation of the combined statements of gross income and direct operating expenses in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental income attributable to residential leases is recorded when due from tenants, which generally approximates the straight-line basis. Substantially all tenant leases are short-term in nature.

Property taxes have not been adjusted to reflect the estimated reassessed value of the Multifamily Portfolio after acquisition by the Company.

Expenditures for repairs, maintenance and minor renewals are charged to expense as incurred, while those expenditures that improve or extend the estimated useful life of the Multifamily Portfolio are capitalized.

The Multifamily Portfolio has management agreements with affiliates of Trammell Crow Residential ("TCR") to maintain and manage the operations of the apartment complexes. Management fees are based on a range of 3% to 5% of gross receipts. All of the management fees incurred in the periods presented were paid to affiliates to TCR.

                             Multifamily Portfolio

                 NOTES TO COMBINED STATEMENTS OF GROSS INCOME
                   AND DIRECT OPERATING EXPENSES (CONTINUED)

3. DESCRIPTION OF PORTFOLIO

The following properties are included in the combined statements of gross income and direct operating expenses:


                                                                       Approximate
                                                                          Month
                                                                       Acquired or       Months in
                                                                        Operations       Operation
                                                                        Commenced       During 1996
   Property Name                    Location          Total Units      (Unaudited)      (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
Pinnacle at South Mountain I        Phoenix, AZ           360             1/96              12
Pinnacle at South Mountain II       Phoenix, AZ           192            12/96               1
Pinnacle at Union Hills             Phoenix, AZ           264            10/96               1
Pinnacle Canyon                     Tucson, AZ            225             2/96              10(2)
Pinnacle Heights                    Tucson, AZ            310             3/95              12
Deer Valley                         San Rafael, CA        171             9/96(1)            3
The Highlands                       Vallejo, CA           280             7/86              12
Overlook at Blue Ravine             Folsom, CA            400             6/91              12
Parkside Village                    Riverside, CA         304             5/96(1)            8
Riverview                           Santa Ana, CA         240             2/97(1)            -
Somerset Park                       Vallejo, CA           280             2/88              12
Cimarron Village                    Albuquerque, NM       216             6/97(1)            -
Pinnacle at High Desert             Albuquerque, NM       430             6/95              11(3)
Pinnacle at Fort Union              Salt Lake City, UT    160             1/97(1)            -
Pinnacle Lakeside                   Salt Lake City, UT    252            10/96(1)          2.5
Pinnacle Reserve                    Salt Lake City, UT    492            10/96(1)            3
Villa Verde                         Santa Ana, CA         210             8/97(1)            -
                                                        -------
Total Multifamily Portfolio                             4,786


                                                                       1996 Excess
                                                                      (Deficit) of
                                                                       Gross Income
                                                     Total 1996        over Direct
                                    Total 1996       Operating          Operating
   Property Name                     Revenue          Expenses          Expenses
-----------------------------------------------------------------------------------------------------------------------------------
Pinnacle at South Mountain I        $ 3,388,105       $ 1,017,289     $ 2,370,816
Pinnacle at South Mountain II            23,236            16,289           6,949
Pinnacle at Union Hills                       -            23,174         (23,174)
Pinnacle Canyon                         709,633           540,296         169,337
Pinnacle Heights                      2,149,396           883,866       1,265,530
Deer Valley                             595,788           178,939         416,849
The Highlands                         2,126,965           957,520       1,169,445
Overlook at Blue Ravine               3,883,039         1,474,820       2,408,219
Parkside Village                        819,369           673,329         146,040
Riverview                                     -                 -               -
Somerset Park                         2,080,936           956,657       1,124,279
Cimarron Village                              -                 -               -
Pinnacle at High Desert               3,406,852         1,152,538       2,254,314
Pinnacle at Fort Union                        -                 -               -
Pinnacle Lakeside                       376,796           175,063         201,733
Pinnacle Reserve                         83,094           129,338        (46,244)
Villa Verde                                   -                 -              -
                                   ------------       -----------     ----------
Total Multifamily Portfolio        $ 19,643,209       $ 8,179,116     $11,464,093

----------------
(1) Asset acquired by seller.
(2) The first two buildings were completed in February 1996, while the remaining six buildings were completed in June 1996.
(3) Construction was completed in January 1996.

At December 31, 1996, there were thirteen properties in the Multifamily Portfolio, of which four apartment properties, representing 1,119 units in total, were in lease-up. An additional two properties consisting of 556 units were undergoing rehabilitation while the remaining seven properties with 1996 operations, consisting of 2,285 units, had achieved stabilized occupancy. In addition, of the thirteen multifamily properties that had operating results during the year ended December 31, 1996, seven properties were acquired by TCR or commenced operations during 1996 and were operating for less than twelve months.

During the unaudited nine-month period ended September 30, 1997, four of the seventeen total multifamily properties to be acquired by BRE, representing 826 units, were purchased or began operations. These four properties were in lease-up, under rehabilitation, and stabilized, respectively. The remaining thirteen projects representing 3,960 units had reached stabilized occupancy levels.